QORVO, INC.
2012 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
THIS AGREEMENT (together with Schedule A and Schedule B, attached hereto, the “Agreement”) is made effective as of ________________ (the “Effective Date”) between QORVO, INC., a Delaware corporation (the “Company”), and ________________, an Employee of, or individual in service to, the Company or an Affiliate (the “Participant”).
RECITALS:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Administrator”) has approved the grant to the Participant of a contingent right to receive an award of Restricted Stock Units (the “Award”) for shares of Common Stock issuable under the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), the grant of which Award is subject to the attainment of certain performance objectives and the vesting of which Award is subject to certain service requirements, as further described in this Agreement;
NOW, THEREFORE, in furtherance of the purposes of the Plan, and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.    Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
(a)    The “Award Date” is the date on which the Award or any portion of the Award is or may be granted to the Participant following the Administrator’s determination regarding whether all or a portion of the Performance Objectives have been attained and completion of such other action as may be necessary to complete the grant of the Award or a portion of the Award. Performance Objectives may have separate Award Dates.
(b)    The “Effective Date” is the effective date of the Agreement, as stated above.
(c)    The “Participant” is __________. Employee ID#__________.
(d)    “Performance Objectives” are the specific performance objectives identified in Schedule B attached hereto.

(e)    The “Performance Period” or “Performance Periods” shall be the Performance Period or Performance Periods as described in Schedule B. Performance Objectives may have different Performance Periods, if so provided in Schedule B.
(f)    The “Restriction Period” is the period beginning on the Award Date and ending on such date or dates and occurrence of such conditions as described in Section 3 of Schedule A attached hereto.
(g)    The “Shares” shall be that number, if any, of shares of Common Stock subject to the Award which are or may be granted under this Agreement, as such number may be determined in accordance with Section 1 of Schedule A.
3.    Award Opportunity; Incorporation of the Terms of Schedule A and Schedule B of the Agreement.
(a)    The Company hereby grants to the Participant an opportunity to be granted the Award for a certain number of shares of Common Stock (as defined above, the “Shares”) based upon the level of attainment of the Performance Objectives, all as described in Schedule A and Schedule B, during the Performance Period. The number, if any, of Shares of Common Stock subject to the Award shall be determined by the Administrator based on the achievement of the Performance Objectives described in Schedule B. No Award of Shares is being granted at this time, and no Award shall be granted unless and until the Administrator, in its sole discretion and in accordance with the terms of the Plan and this Agreement, determines whether and to what extent the Award has been earned (including but not limited to determining whether and to what extent the Performance Objectives have been met), determines the number of Shares that shall be subject to the Award and takes any other action it deems necessary or advisable in order to complete the grant.
(b)    The Participant expressly acknowledges that the terms of Schedule A and Schedule B shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.
4.    Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company shall grant the Participant an Award of Restricted Stock Units (as defined above, the “Award”) for that number of Shares of Common Stock as is determined in accordance with Schedule A and Schedule B if and only if the minimum (and up to the maximum) of the Performance Objectives are met during the Performance Period, as further described in Schedule A and Schedule B. The number of Shares, if any, subject to the Award shall be determined by the Administrator in its sole discretion in accordance with the Plan and this Agreement (including Schedule A and Schedule B) following completion of the applicable Performance Period. The Award Date shall be as soon as practicable after the end of the applicable Performance Period and the Administrator’s determination of the extent, if any, to which the Performance Objectives have been met and the Award has been earned (but, in any event, shall be in the calendar year that the applicable Performance Period ends). The Award shall not be deemed earned, and the Award Date shall not occur, unless and until the Administrator determines the extent, if any to which the Award has been earned following completion of the applicable Performance Period (unless the Administrator determines otherwise). The Company shall give notice to the Participant after each Performance Period regarding whether the Award applicable to that Performance Period has been granted and the number of Shares subject to the Award.

5.    Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 5 of Schedule A), voting rights or other rights as a stockholder unless and until (and then only to the extent that) the Award has been earned and vested and certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
6.    Vesting of Award. Subject to the terms of the Plan and this Agreement, the Shares subject to the Award shall be deemed vested, and such Shares shall be distributable as provided in Section 8 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 3 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including Schedule A and Schedule B) and otherwise in accordance with the terms of the Plan. Notwithstanding the foregoing, the Participant shall be entitled to the greater of the benefits provided in this Agreement and any Change in Control Agreement, Employment Agreement or any other similar agreement between the Participant and the Company with respect to the terms governing the earning and vesting of the Award. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares in order to comply with Applicable Law or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Company’s insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has been earned and vested and to interpret the terms and conditions of this Agreement and the Plan.
7.    Effect of Termination of Employment; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event that the employment or service of the Participant is terminated for any reason (whether by the Company or the Participant, and whether voluntary or involuntary) and all or part of the Award has not been earned and vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not earned and vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.
8.    Settlement of Award. The Award, if earned and vested in accordance with the terms of this Agreement, shall be payable in whole shares of Common Stock. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates representing the Shares subject to the Award (or portion thereof) shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award (or portion thereof) has vested and is distributable. Shares of Common Stock or any other benefit subject to the Award shall, upon vesting of the Award (and except as otherwise provided in Sections 3(b)(iv) and 3(b)(v) of Schedule A), be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or

(b) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.
9.    No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unearned or unvested portion of his or her Award shall terminate upon the termination of employment or service of the Participant with the Company or an Affiliate. The grant of the Award does not create any obligation to grant further awards.
10.    Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
11.    Withholding; Tax Consequences.
(a)    The Participant acknowledges that the Company shall require the Participant to pay the Company the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of any Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the recipient is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
(b)    The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
12.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
13.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan or expressly provided in this Agreement, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
14.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
15.    Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
16.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.
17.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.    Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of shares of Common Stock (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of shares of Common Stock (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.
19.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
20.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Effective Date stated herein.
QORVO, INC.

By:
Robert A. Bruggeworth
President and Chief Executive Officer
Attest:

Suzanne B. Rudy
Vice President, Corporate Treasurer
and Compliance Officer

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
Schedule A/Grant Letter
1.Award Opportunity.
(a)    Pursuant to the terms and conditions of the Company’s 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Restricted Stock Unit Agreement (Performance-Based and Service-Based Award for Senior Officers) attached hereto (the “Agreement”), you (the “Participant”) are eligible to be granted an award of Restricted Stock Units (the “Award”) for that number of Shares (the “Shares”) of Common Stock as may be determined pursuant to this Section 1. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.
(b)    No Award will be granted unless at least one of the ______ Performance Objectives is met during the applicable Performance Period. Each of the Performance Objectives is expressed as a fixed or variable percentage of the Target number of shares shown in Section 1(c) below. If a Performance Objective is met, the Participant shall be granted an Award for a number of shares equal to the Target multiplied by the percentage assigned to such Performance Objective. One or more of the Performance Objectives may contain a variable percentage of the Target shares based on performance of criteria applicable to such Performance Objective, and the Administrator has the sole discretion to determine if, and to what extent on a percentage basis, any such Performance Objectives are met. If all ______ of the Performance Objectives are fully met, the Participant shall be granted an Award for the Maximum number of shares (150% of Target) shown in Section 1(c) below. The Award shall not be granted for a particular Performance Objective until following the end of the Performance Period for that Performance Objective and then only if the terms and conditions described in the Agreement have been met. The actual number of shares which may be subject to the Award shall be as provided in Section 1(c) below.
(c)    Number of Shares Potentially Subject to Award:

Target Number of Shares (100% of Target): ______________.
Maximum Number of Shares (150% of Target)

(d)    The Performance Objectives must be met, if at all, during the applicable Performance Period, as described in Schedule B. The Administrator has sole discretion to determine if, and to what extent, any or all Performance Objectives are met and to interpret the other terms and conditions of the Agreement.

2.    Performance Objectives. The Performance Objectives for the applicable Performance Period pursuant to the Agreement, and the applicable weighting of each Performance Objective expressed as a percentage of the Target shares, shall be as stated in Schedule B, attached hereto, the terms of which shall be incorporated in and constitute a part of the Agreement.

3.    Vesting of Award*. If the Award is granted in accordance with this Agreement, the Award shall vest as follows:
(a)    General:
(i)    The Award shall be deemed vested with respect to fifty percent (50%) of the Shares subject to the Award on the Award Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;
(ii)    The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Shares subject to the Award on the first anniversary of the earliest Award Date applicable to any Performance Objective covered by this Agreement, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and
(iii)    The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Shares subject to the Award on the second anniversary of the earliest Award Date applicable to any Performance Objective covered by this Agreement, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.
(b)    Special Post-Termination Earning and Vesting Terms: Notwithstanding the provisions of Section 3(a), the following terms shall apply with respect to the Award:
(i)    In the event of the Participant's termination of employment or service for Cause, the Award (and any remaining right to underlying Shares) shall be forfeited immediately.
(ii)    In the event of the Participant’s death (X) before the end of the Performance Period, the Award shall automatically fully vest at the Target Number of Shares (100% of Target) effective as of the date of the Participant’s death, or (Y) on or following the end of the Performance Period, to the extent the Award has previously been earned and is not fully vested as of the date of the Participant’s death, the Award shall automatically fully vest effective as of the date of the Participant’s death.
(iii)    In the event of the Participant’s termination of employment or service for any reason (including termination due to Disability) other than death or for Cause, the following terms shall apply with respect to the Award:
A.If the Participant (1) has executed within the Statutory Notice Period, a Release and, if so determined by the Company, a Severance Agreement with the Company, (2) does not revoke the Release prior to the end of the seven-day statutory revocation period, and (3) satisfies the Post-Employment Condition, then (X) if the Participant’s Termination Date is on or after the end of the Performance Period, to the extent the Award has previously been earned, the Award shall continue to vest, and (Y) if the Participant’s Termination Date precedes the end of the Performance Period, the Award shall continue to be eligible to be earned (based on the Administrator’s determination of the extent, if any, to which the Performance Objectives have been met following the end of the Performance Period) and shall vest, in each case, according to the vesting schedule stated in Section 3(a) above as if the Participant had remained an employee of, or service provider to, the Company during the Post-Termination Period.
_________________________________
* Subject to terms and conditions of the Plan and the Agreement.

B.If the Participant fails to execute such Release and, if applicable, Severance Agreement, within the Statutory Notice Period, or revokes the Release prior to the end of the seven-day statutory revocation period, or violates the Post-Employment Condition, the Award (and any remaining right to underlying Shares) shall be deemed forfeited in its entirety as of the date of the Participant’s Termination Date.
C.If the Administrator determines in the exercise of its discretion that the Participant has committed a breach or violation of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition at any time on or prior to end of the Post-Termination Period (without regard to when the Administrator first discovers or has notice of any such breach or violation), then, in addition to any other remedies available to the Company at law or in equity as a result of such breach or violation, (1) the Award (and any remaining right to underlying Shares) shall immediately be forfeited in its entirety; (2) any Shares and any other benefit subject to the Award that vested following the Participant’s Termination Date shall immediately be forfeited and returned to the Company (without the payment of any consideration for such Shares, including repayment of any amount paid by the Participant with respect to taxes related to the grant or vesting of the Award), and the Participant shall cease to have any interest in or right to such Shares and shall cease to be recognized as the legal owner of such Shares; and (3) any Gain realized by the Participant with respect to any Shares issued following the Participant’s Termination Date shall immediately be paid by the Participant to the Company. The Administrator shall have discretion to determine the basis for termination, whether any breach of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition has occurred and to otherwise interpret this Section 3.
D.If, during the Post-Termination Period, the Participant dies (1) before the end of the Performance Period, the Award shall automatically fully vest at the Target Number of Shares (100% of Target) effective as of the date of the Participant’s death, or (2) on or after the end of the Performance Period, to the extent the Award has previously been earned and is not fully vested as of the date of the Participant’s death, such Award shall automatically fully vest effective as of the date of the Participant’s death.
(iv)    Except as otherwise provided in Section 3(b)(v) below, any shares of Common Stock and any other benefit subject to the Award distributable to the Participant following the Termination Date pursuant to Section 3(b) herein shall be issued in accordance with the vesting schedule stated in Section 3(a) above and shall be distributed on such vesting dates or a later date(s) within the same taxable year of the Participant, or, if later, by the 15th day of the third calendar month following the date(s) specified in Section 3(a) and the Participant shall not be permitted, directly or indirectly, to designate the taxable year of distribution, or shall otherwise be made in accordance with Code Section 409A and related regulations.
(v)    Any shares of Common Stock issuable to such person or persons as shall have acquired the right to the Award by will or by the laws of intestate succession following the Participant’s death pursuant to Section 3(b)(ii) or Section 3(b)(iii)(D) above shall be issued to such person or persons on the date that is the 90th day following the date of the Participant’s death and shall be distributed on such date or a later date within the same taxable year of the Participant’s death, or, if later, by the 15th day of the third calendar month following the taxable year of the Participant’s death and the Participant (or such person or persons as shall have acquired the right to the Award by will or by the laws of intestate succession) shall not be permitted, directly or indirectly, to designate the taxable year of distribution, or shall otherwise be made in accordance with Code Section 409A and related regulations.
(c)    Defined Terms: In addition to other terms defined herein or in the Agreement, the following terms shall have the meanings given below:
(i)    “Gain” means the Fair Market Value of the Company’s Common Stock on the date of sale or other disposition, multiplied by the number of Shares sold or disposed of.
(ii)    “ICN Agreement” means any Inventions, Confidentiality and Nonsolicitation Agreement (without regard to the formal title of such agreement) previously entered into between the Company and the Participant.
(iii)    “Post-Employment Condition” means the Participant may not provide services (whether as an employee, consultant or advisor) to any for-profit entity other than the Company or its Affiliates during the Post-Termination Period without the approval of the Administrator, which may be exercised in its sole discretion.
(iv)    “Post-Termination Period” means the period commencing on the Participant’s Termination Date and ending on the date that the last installment of Shares covered by the Award vests under this Agreement.
(v)    “Release” means an irrevocable (except to the extent required by law to be revocable) general release of claims, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring a broad release of claims in favor of the Company).
(vi)    “Severance Agreement” means a severance or other similar agreement, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring restrictive covenants in favor of the Company).
(vii)    “Statutory Notice Period” means twenty-one (21) days (or such other applicable statutory notice and/or consideration period) from the date a Release has been presented to the Participant by the Company.
4.    Change of Control. Notwithstanding the provisions of Section 14 of the Plan and Sections 1 and 3(a) of Schedule A, in the event of a Change of Control, all of the Performance Objectives shall be deemed met and the Award shall vest as follows:
(a)    The Award shall be deemed vested with respect to fifty percent (50%) of the Target Number of Shares subject to the Award on the date of the Change of Control, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;
(b)    The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Target Number of Shares subject to the Award on the second anniversary of the Effective Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and
(c)    The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Target Number of Shares subject to the

Award on the third anniversary of the Effective Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.
5.    Dividends. If the Company pays a dividend at any time after the Effective Date, such dividends shall be paid to the Participant at the end of each applicable Performance Period in accordance with Section 8 of the Agreement and Sections 3(b)(iv) and 3(b)(v) of this Schedule A if and to the extent the underlying shares of Common Stock are earned in that Performance Period.
[Signature Page to Follow]

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the Grant Letter and other provisions of Schedule A and Schedule B herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A and Schedule B contained herein. The Company reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature: ___________________________________        Date: ___________________________

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
Schedule B
Performance Period and Performance Objectives
1.    Performance Period.

The Performance Period is the period beginning _____________, and ending on _______________.

Performance Objectives.

The Performance Objectives for the Performance Period(s) applicable to the Participant pursuant to the Agreement are as follows:

B-1